Exhibit 10j

 ROGERS CORPORATION
VOLUNTARY DEFERRED COMPENSATION PLAN
FOR KEY EMPLOYEES

Amended And Restated Effective as of October 24, 2007

1.           Name and Purpose.  The name of this plan is the Rogers Corporation Voluntary Deferred Compensation Plan For Key Employees, as Amended and Restated Effective as of October 24, 2007 (the “Plan”).  The purpose of the Plan is to permit each key employee of Rogers Corporation (the “Company”) or any subsidiary thereof (a “Subsidiary”) who is designated by the Chief Executive Officer of the Company and each appointed corporate officer of the Company (in either case, a “Participant”) to elect to defer a portion of his or her compensation from the Company or a Subsidiary.  The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.
2.           Right to Defer.  Subject to the limitations set forth herein, each Participant may elect, for amounts payable for services during each calendar year, to defer payment of (i) the portion of (A) the Participant’s salary otherwise payable for services rendered in such calendar year (“Salary”) or (B) the Participant’s bonus otherwise payable for services rendered in such calendar year (“Bonus”), if any, payable to such Participant in shares of capital stock, $1 par value (the “Stock”) of the Company (the “Stock Compensation”) and/or (ii) the portion of (A) the Salary or (B) the Bonus, if any, payable to such Participant in cash (the “Cash Compensation”), for service rendered as an employee of the Company or a Subsidiary during such calendar year.  A Participant’s election to defer a portion of his or her Salary for any calendar year shall be limited to 50% of such Salary, but must be for a projected minimum Salary deferral of at least $4,000 determined based on the Participant’s Salary at the time of such election.  In addition, if a Participant’s election to defer a portion of his or her Bonus for any calendar year does not result in a minimum Bonus deferral of at least $4,000, no portion of such Bonus shall be deferred.

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3.           Matching Credits (The Company Match).
(a)           The Company or Subsidiary, whichever is the employer for such Participant, shall as of the last day of each calendar month credit to a separate sub-account maintained under each Participant’s Deferred Compensation Account (as defined in Section 5(a)), an additional amount determined as follows:
For purposes of such determination, “eligible compensation” is the Participant’s: (1) annual salary, (2) annual bonus, (3) auto allowance or imputed income related to autos, (4) any other imputed income included in the Participant’s taxable income and (5) any other compensation determined by the Company, in its sole discretion, to be “eligible compensation” for such purpose.  Compensation, as defined in the Rogers Employee Savings and Investment Plan, as amended from time to time (the “RESIP”) and to the extent eligible to be used to determine an actual “matching contributions” credited under the RESIP, will then be subtracted from “eligible compensation” as determined hereunder (such difference, the “Excess Amount”).
The additional amount to be credited to the Participant’s sub-account pursuant to this Section 3(a) will be determined in a manner consistent with how “matching contributions” are determined under the RESIP using the Excess Amount determined above as “compensation,” the amount deferred pursuant to the Plan as the Participant’s contribution amount, and the RESIP’s (1) “match levels” (i.e., such percentages of a Participant’s compensation that are eligible for a matching contribution under the RESIP), and (2) “applicable percentages” (i.e., such percentages used in determining the amount of matching contributions under the RESIP for the corresponding “match levels”), both as may be in effect from time to time and calculated without regard to the compensation limit under Section 401(a)(17) of the Code as defined in Section 3(c) below.

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To the extent such additional amount relates to deferred Stock Compensation, such amount shall be credited as a number of shares determined by dividing such amount by the Fair Market Value (as defined in the Rogers Corporation 1990 Stock Option Plan (Restatement No. 3), as amended and in effect from time to time) per share of Stock as of the last day of such calendar month (rounded up to the next higher whole number of shares).  To the extent such additional amount relates to deferred Cash Compensation, such amount shall be credited to a sub-account maintained in terms of dollars as of the last day of such calendar month.  For purposes of the two foregoing sentences, the portion of such additional amount which relates to deferred Stock Compensation and the portion which relates to deferred Cash Compensation shall bear the same proportion to the total additional amount as the amount of deferred Stock Compensation for such calendar month and the amount of deferred Cash Compensation for such calendar month bear, respectively, to the Deferred Amount for such calendar month.
(b)           Notwithstanding the foregoing, any amount in a Participant’s Deferred Compensation Account which is credited to a sub-account pursuant to Section 3(a) in any calendar year shall be payable to the Participant at the same time and in the same manner as the deferred Stock Compensation and/or Cash Compensation to which such amount relates.  A Participant’s sub-account(s) created under this Section 3 may be combined with any other sub-account as long as all amounts in such combined sub-account are payable in the same medium (Stock or cash), at the same time and pursuant to the same method of payment and, in the case of cash, are being credited with the same rate of interest.  Effective as of January 1, 2007, Participants shall have a 100% vested interest in their Deferred Compensation Accounts.

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(c)           The Plan shall be construed in a manner which is consistent with the purposes described herein, including without limitation, the so-called “anti-conditioning” rules of Section 401(k)(4) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder.
4.           Deferral Elections.  A Participant’s election to defer payments under Section 2 above (a “Deferral Election”) shall be in writing and shall be deemed to have been made upon receipt and acceptance by the Company.  Separate Deferral Elections shall be made under Section 2 with respect to Salary payable as Stock Compensation, Salary payable as Cash Compensation, Bonus payable as Stock Compensation and Bonus payable as Cash Compensation, in each case payable with respect to amounts payable for services during a calendar year.  In order to be effective hereunder, a Deferral Election for Salary and/or Bonus payable for services during any calendar year must be made not later than the December 31 of the preceding calendar year, and in any case shall specify the time and method of payment pursuant to Section 6 below applicable to the amount(s) deferred hereunder.  Notwithstanding the foregoing, any person who becomes a Participant during a calendar year may make Deferral Elections for such calendar year with respect to Salary and/or Bonus payable for services after such Deferral Elections are made at any time on or before the 30th day after the date he or she becomes a Participant.  Notwithstanding the foregoing, any Deferral Election made by a Participant who is or may become subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Act”), with respect to Salary or Bonus payable as Stock Compensation shall be made in accordance with such rules and procedures as the Company deems necessary or appropriate to comply with the requirements of such Act.  A Deferral Election made for a calendar year may not be revised after the last date on which it could have been made.  A deferral made with respect to a Participant’s Salary shall be effected by reducing the Participant’s Salary payments (Stock Compensation, Cash Compensation or both, as applicable) in equal amounts or percentages for each pay period unless (i) the Company mandates another method of reduction, in its sole discretion or, (ii) the Participant elects another method of reduction which the Company has not determined to be administratively burdensome.

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In addition to the foregoing, each Participant shall be permitted to elect not later than December 31, 1999 to transfer as of December 31, 1999 up to 100% of the balance in such Participant’s sub-account(s), if any, maintained in terms of dollars to a sub-account(s) maintained in terms of shares of Stock.  Such transfer shall be accomplished by dividing such amount to be transferred by the Fair Market Value per share of Stock as of December 31, 1999, and crediting the resulting number of shares (rounded up to the next higher whole number of shares) of Stock to such new sub-account(s) maintained in terms of shares of Stock.  Any such conversion election shall be irrevocable after December 31, 1999.  All Deferral Elections previously made by such Participant with respect to the timing and method of payment pursuant to Section 6(a) and Section 6(c) with respect to the amount(s) converted shall remain in full force and effect.

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5.           Accounts; Crediting Interest; Additional Credits.
(a)           All amounts deferred by a Participant under Section 2 shall be credited by the Company or Subsidiary, whichever is the employer of the Participant, to a book account (a “Deferred Compensation Account”) in the name of such Participant as of the last day of the calendar month during which such amounts would have been paid to the Participant but for his or her Deferral Election.  Separate sub-accounts will be maintained for Salary and Bonus deferred for each calendar year pursuant to Section 2, and, in addition, separate sub-accounts will be maintained hereunder for deferred Stock Compensation (which sub-accounts will be maintained in terms of numbers of shares of Stock) and deferred Cash Compensation (which sub-accounts will be maintained in terms of dollars) for each calendar year; provided, however, that (i) all Salary and Bonus deferred pursuant to Section 2 as deferred Stock Compensation with respect to the same or different calendar years (including amounts converted pursuant to the last paragraph of Section 4) which are payable at the same time and pursuant to the same method may be combined into a separate sub-account and (ii) all Salary and Bonus deferred pursuant to Section 2 as deferred Cash Compensation with respect to the same or different calendar years which are payable at the same time and pursuant to the same method and which are being credited with the same rate of interest may be combined into a single account.

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(b)           (i)           Dividend Credits.  An amount equal to the aggregate dividends that would have been paid on the number of shares of Stock credited to each Participant’s sub-account(s) maintained in shares had such share credits been issued and outstanding shares of Stock, shall be credited to the Participant’s Deferred Compensation Account as of the last day of the calendar month which includes the payable date that would have been applicable to such dividends had the related share credits been issued and outstanding shares of Stock.  Such dividend equivalent amounts (i) shall be payable at the same time and pursuant to the same method as the shares of Stock to which they relate, (ii) shall be credited to one or more sub-accounts within such Participant’s Deferred Compensation Account, which sub-account(s) shall be maintained in terms of dollars, and (iii) may be combined with a sub-account for deferred Cash Compensation which is payable at the same time and pursuant to the same method and which is being credited with the same rate of interest.
(ii)           Interest Credits.  As of the last day of each calendar month, each sub-account within a Participant’s Deferred Compensation Account which is being maintained in terms of dollars shall be credited with interest on the amount credited to such sub-account as of the last day of the preceding calendar month; provided, however, that with respect to the calendar month during which payment to the Participant is made, regardless of the day of the month such payment is made, one-half of the amount of interest that would have been credited had it been a full month shall be so credited.  The rate of interest to be used for this purpose during any calendar year shall be (A) for calendar years before 2003, the 30-year U.S. Treasury bond rate in effect as of January 1 of such year, and (B) for calendar years after 2002, the sum of the 10-year U.S. Treasury note rate in effect as of January 1 of such year, plus twenty basis points (i.e., 0.20 of 1%).  For calendar years before 2003, the foregoing rate shall be determined by reference to the first January issue of Barron’s for such calendar year, or such other comparable publication as may be selected by the Company if Barron’s is no longer published or no longer provides such information.  For calendar years after 2002, the foregoing rate shall be determined by reference to any reliable source selected by the Company from time to time.

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(c)           Notwithstanding the foregoing, the Compensation and Organization Committee of the Board of Directors of the Company or any successor committee designated as such by the Board of Directors of the Company (the “Committee”) may change the method of determining the rate of interest to be used under Section 5(b)(ii) above by written notice to each Participant (including former Participants who then have a Deferred Compensation Account which would be affected by such change), which notice shall specify the new rate of interest to be used under Section 5(b)(ii), the effective date of such change and the Deferred Compensation Accounts to which such new rate of interest or method shall apply; provided, however, that a new method of determining the rate of interest to be used under Section 5(b)(ii) shall not apply to any amounts deferred pursuant to a Deferral Election made by a Participant prior to the receipt by such Participant of notice of such change unless such Participant files a written consent to such change with the Company within 60 days of his or her receipt of the notice of such change.
(d)           To the extent that any Participant’s Deferral Election hereunder results in a reduction of the pension payments to be made to such Participant under the Company’s qualified and non-qualified defined benefit pension plans, such reduction will be made up for in accordance with the terms of a non-qualified plan established by the Company for that purpose.

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6.           Time and Method of Payment.
(a)           Amounts standing to the credit of each sub-account within a Participant’s Deferred Compensation Account shall be paid, or commence to be paid, in accordance with the Participant’s Deferral Election(s).  Each Deferral Election shall specify whether payments will commence following: (i) the passage of the number of calendar years (not to exceed twenty (and in the case of Stock Compensation deferrals, not to be less than three) and including the year of deferral, which counts as year one) specified by the Participant in his or her Deferral Election(s) with respect to the amount credited to such sub-account, (ii) the calendar year in which the Participant has a “separation from service” (within the meaning of Section 409A of the Code) and ceases to be an employee of the Company and its Subsidiaries for any reason whatsoever or (iii) (A) the later of (i) or (ii) in the case of Cash Compensation (including amounts converted pursuant to the last paragraph of Section 4) or (B) the earlier of (i) or (ii) in the case of Stock Compensation.  In the case of a payment to be made in a lump sum, such payment will be made on March 15 (April 15 in the case of Deferral Elections made prior to October 1, 2007) (or, if such day is not a business day, the first business day thereafter) first following the relevant event in the prior sentence.  In the case of payments to be made in quarterly installments, the first such installment will be made on the April 15 (or, if such day is not a business day, the first business day thereafter) first following the relevant event in the prior sentence, and subsequent installments will be made on each July 15, October 15, January 15 and April 15 thereafter until paid in full.  Notwithstanding the foregoing, in all cases payments may be made on the Company’s regular payroll date closest to the required payment date.The amount of each such payment shall be determined by the amount credited to such sub-account as of the end of the preceding month.
Notwithstanding anything herein to the contrary, if at the time of a Participant’s “separation from service” (within the meaning of Section 409A of the Code) the Participant is a “specified employee” (within the meaning of Section 409A of the Code), no payment of any 409A Amounts (as defined in Section 18 below) may be made under this Plan if such payment is to be made as a result of such Participant’s “separation from service” until six months and one day after the Participant’s “separation from service.”  Any payments that would have been made to the Participant during the six-month delay period but for the operation of this paragraph shall (i) be made in a lump sum to the Participant in the seventh month after the Participant’s “separation from service,” and (ii) be credited with dividend and interest credits, as applicable, and shall continue to be credited in accordance with Section 5(b) during the six-month delay.

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(b)           All amounts credited to each sub-account within the Participant’s Deferred Compensation Account which is maintained in terms of numbers of shares of Stock shall be distributed in shares of Stock by the Company.  All amounts credited to each sub-account within the Participant’s Deferred Compensation Account which is maintained in terms of dollars shall be distributed in cash and shall be made by the Company or Subsidiary which credited such amounts to the Participant’s Deferred Compensation Account.  Each such sub-account shall be charged with the amount paid therefrom as of the date of payment.
(c)           All amounts credited to a sub-account within the Participant’s Deferred Compensation Account shall be paid in either a single lump sum or in substantially equal quarterly or annual installments over a period not to exceed ten years (or over a period of five years in the case of an election made prior to October 18, 1994), as the Participant has specified in the Deferral Election(s) applicable to such sub-account.  In the case of installment payments, (i) dividend and interest credits under Section 5(b), whichever is applicable, shall continue to be credited in accordance with Section 5(b) during the payment period, and (ii) the amount of the first payment and any other payments in the same year thereof shall be equal to the amount credited to the applicable sub-account as of the end of the preceding February divided by the number of payments remaining to be made, including the current payment, and the amount of each subsequent payment for subsequent years shall be equal to the amount credited to the applicable sub-account as of the preceding December 31 divided by the number of payments remaining to be made, including the current payment.  Notwithstanding the foregoing, the final payment out of any sub-account shall be equal to 100% of the amount credited to such sub-account at the time of such payment.

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(d)           All amounts credited to a Participant’s Deferred Compensation Account shall be paid as they become due to the Participant if then living.  All amounts credited to a Participant’s Deferred Compensation Account at the time of his or her death shall be paid pursuant to Section 7.
(e)           Notwithstanding any provision hereof to the contrary, if a Participant believes he or she is suffering from a “hardship,” an application may be made to the Committee for an acceleration of payments from one or more sub-accounts within such Participant’s Deferred Compensation Account, but only with respect to Grandfathered Amounts (as defined in Section 18 below).  “Hardship” for this purpose shall mean a need for financial assistance in meeting real emergencies which would cause substantial hardship to the Participant or any member of the Participant’s immediate family, and which are beyond the Participant’s control.  If the Committee determines, in its sole discretion, that the Participant is suffering from a “hardship,” the Committee may accelerate payment to the Participant of such portion of such sub-account(s) within the Participant’s Deferred Compensation Account (but only to the extent such portion represents a Grandfathered Amount) as the Committee may determine is required to alleviate such hardship, and each such sub-account shall be charged with the amount paid therefrom as of the date of payment.

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(f)           Notwithstanding any provision hereof to the contrary, if a Participant believes he or she is suffering from an “unforeseeable emergency,” an application may be made to the Company for an acceleration of payments from one or more sub-accounts within such Participant’s Deferred Compensation Account, but only with respect to 409A Amounts.  “Unforeseeable emergency” for this purpose shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant or his or her spouse or dependent (as defined in Section 152(a) of the Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) thereof), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan.  If the Company determines, in its sole discretion, that the Participant is suffering from an “unforeseeable emergency,” the Company may accelerate payment to the Participant of such portion of such sub-account(s) within the Participant’s Deferred Compensation Account (but only to the extent such portion represents a 409A Amount) as the Company may determine is the minimum amount necessary to meet the emergency, and any amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution, and each such sub-account shall be charged with the amount paid therefrom as of the date of payment.

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(g)           Notwithstanding any provision hereof to the contrary, but subject to the approval of the Committee in its sole discretion, a Participant may request payment of all or a portion of any sub-account within his or her Deferred Compensation Account in different amounts and/or over a different period or periods of time (but in any event, consistent with payment options provided for under Section 6(c)) than that specified in the applicable Deferral Election.  With respect to 409A Amounts, any such request, if approved, (i) will not be effective until 12 months after the date such new election is made, and (ii) except in the case of death or unforeseeable emergency, payment must be deferred for at least five years from the date the distribution would otherwise be paid (or commence to be paid). The Participant must communicate any such request to the Committee at least 13 months and 15 days prior to the initial date on which the amount credited to the sub-account to which such request relates would otherwise be paid or commence to be paid.  The Committee may approve such request in its sole discretion at any time which is at least 12 months and 15 days prior to such initial payment date.  If any such request is so approved by the Committee, the amount credited to the sub-account (or portion thereof) to which such request and approval relates shall be paid at the times and in the amounts specified in such request.
7.           Payments After Death.  Each Participant may designate, from time to time, a beneficiary or beneficiaries (who may be named contingently or successively) to whom any amounts which remain credited to the Participant’s Deferred Compensation Account at the time of his or her death shall be paid.  Each such designation shall revoke all prior designations by the same Participant, except to the extent otherwise specifically noted, shall be in a form acceptable to the Company, and shall be effective only when filed by the Participant in writing with the Company during his or her lifetime.  Payments shall be made to a beneficiary hereunder in the same manner of distribution as was elected by the Participant pursuant to Section 6.  Any amounts which remain credited to a Participant’s Deferred Compensation Account at the time of his or her death which are not payable to a designated beneficiary shall be paid to the estate of such Participant in a single lump sum in accordance with Section 6(c) as soon as practicable after the death of such Participant.  Following a Participant’s death, to the extent applicable, the term “Participant” hereunder shall include such deceased Participant’s beneficiary or beneficiaries.

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8.           No Funding Required.
(a)           Nothing in this Plan will be construed to create a trust or to obligate the Company, any Subsidiary or any other person to segregate a fund, purchase an insurance contract, or in any other way to fund currently the future payment of any benefits hereunder, nor will anything herein be construed to give any Participant or any other person rights to any specific assets of the Company, any Subsidiary or of any other person.  A Participant who has elected to defer any portion of his or her Stock Compensation hereunder or to elect a conversion pursuant to the last paragraph of Section 4 shall have no shareholder rights with respect to the shares of Stock so deferred and/or credited until such shares of Stock are actually issued to such Participant as payment hereunder pursuant to Section 6.  Except as provided in (b) below, any benefits which become payable hereunder shall be paid from the general assets of the Company or Subsidiary, whichever is applicable, in accordance with the terms hereof.
(b)           The Company, in its sole discretion, may establish (i) a grantor or other trust of which the Company is treated as the owner under the Code and the assets of which are subject to the claims of the Company’s general creditors in the event of its insolvency, (ii) an insurance arrangement, or (iii) any other arrangement or arrangements designed to provide for the payment of benefits hereunder.  Any such arrangement(s) shall be subject to such other terms and conditions as the Company may deem necessary or advisable to ensure (i) that benefits are not includible, by reason of the establishment of any such arrangement(s) or the funding of any such trust, in the income of the beneficiaries of such trust or other arrangement(s) prior to actual distribution or other payment and (ii) that the existence of such arrangement(s) does not cause the Plan or any other arrangement(s) to be considered funded for purposes of Title I of ERISA.  The Chief Executive Officer, the President, the Vice President, Finance or the Vice President and Secretary of the Company may act to establish a trust or other arrangement(s) pursuant to this Section 8(b).

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9.           Plan Administration and Interpretation.  The Company shall have complete control over the administration of the Plan and complete control and authority to determine, in its sole discretion, the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, or other person having or claiming to have any interest under the Plan and the Company’s determinations shall be conclusive and binding on all such parties.  The Company shall be deemed to be the Plan administrator with the responsibility for complying with any reporting and disclosure requirements of ERISA.  The rights of the Company hereunder which have not been delegated to the Committee shall be exercised by the appointed corporate officers of the Company.  To the extent that such officers are unable or unwilling to exercise any right or make any determination hereunder, then the Committee shall exercise such right or make such determination unless it is unable or unwilling to do so, in which case the Board of Directors of the Company (the “Board”) shall exercise such right or make such determination.
10.           Non-Assignable.  Amounts payable under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any such amount to be so subjected shall be null, void and of no effect and shall not be recognized by the Company or its Subsidiaries.

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11.           Termination and Modification.
(a)           The Committee may terminate or amend this Plan by written notice to each Participant participating herein.  A termination of the Plan shall have no effect other than to eliminate the right of each Participant to defer further compensation.  Except for such “prospective” termination, neither the Plan nor any Deferral Election in effect hereunder may be amended, modified, waived, discharged or terminated, except by mutual consent of the Committee and the Participant or Participants affected thereby, which consent shall be evidenced by an instrument in writing, signed by the party against which enforcement of such amendment, modification, waiver, discharge or termination is sought.  Notwithstanding the foregoing, with respect to 409A Amounts, no amendment, modification, waiver, discharge or termination shall accelerate payments under this Plan except to the extent permitted by Section 409A of the Code.
(b)           Notwithstanding the foregoing, if (A) the Company’s ratio of current assets to current liabilities as reflected on any quarterly or annual financial statements filed by the Company with the Securities and Exchange Commission falls below 1.4 to 1 for two consecutive quarters, (B) the total of the Company’s long-term debt for borrowed money (excluding the current portion thereof) exceeds 85 % of the Company’s net worth as reflected in such statements filed with the Securities and Exchange Commission or (C) the Company is subject to a “change of control,” the Committee shall, in complete discharge of its obligations hereunder with respect to Grandfathered Amounts, distribute to each Participant the full amount then credited to his or her Deferred Compensation Account that represents Grandfathered Amounts, such amount to be payable in shares of Stock and/or cash in a single lump sum in accordance with Section 6(c). For purposes of this Section 11(b), “change of control” shall mean the occurrence of any one of the following events:

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(i)           any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or
(ii)           persons who, as of September 30, 2007, constituted the Company’s Board (the “Current Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to September 30, 2007 whose nomination or election was approved by at least a majority of the directors then comprising the Current Board shall, for purposes of this Plan, be considered a member of the Current Board; or
(iii)           the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 20% of the combined voting power of the Company’s then outstanding securities; or

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(iv)           the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
(c)           Notwithstanding the foregoing, if the Company is subject to a “change of control,” this Plan shall immediately terminate and the Company shall, in complete discharge of its obligations hereunder, distribute to each Participant the full amount then credited to his or her Deferred Compensation Account, such amount to be payable in shares of Stock and/or cash in accordance with Section 6(c).  For purposes of this Section 11(c), “change of control” shall mean the occurrence of any one of the following events:
(i)           any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a “beneficial owner’ (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or
(ii)           during any 12-month period, persons who constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company during such 12-month period whose nomination or election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

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(iii)           consummation of a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or
(iv)           consummation of a complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.
12.           Parties.  The terms of this Plan shall be binding upon the Company, its Subsidiaries and their successors or assigns and each Participant participating herein and his or her beneficiaries, heirs, executors and administrators.
13.           Liability of Company.  Subject to its obligation to pay the amount credited to the Participant’s Deferred Compensation Account at the time distribution is called for by the payment option in effect, none of the Company, its Subsidiaries nor any person acting on behalf of the Company or its Subsidiaries shall be liable to any Participant or any other person for any act performed or the failure to perform any act with respect to the Plan.

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14.           Notices.  Notices, elections, requests or designations by a Participant hereunder shall be addressed to the Company to the attention of the Vice President and Secretary of the Company or his or her designee or, in the absence of the Vice President and Secretary or his or her designee, to the Vice President of Human Resources of the Company.  Notices by the Company to a Participant shall be sufficient if in writing and delivered in person or by inter-office or electronic mail or sent by a nationally recognized overnight courier service or by U.S. mail, postage prepaid, to the Participant at his or her most recent home address as reflected in the records of the Company or to such other address as the Participant may specify in writing to the Company.
15.           Unsecured General Creditors.  No Participant or his or her legal representative or any beneficiary designated by him or her shall have any right, other than the right of an unsecured general creditor, against the Company or any Subsidiary in respect of the Deferred Compensation Account of such Participant established hereunder.
16.           Severability.  In case any provision or provisions of this Plan shall be held illegal, invalid or otherwise unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provisions had never been inserted in the Plan.
17.           Stock Dividends, etc.  In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change as to which the Company is a surviving corporation, the number and kind of shares of Stock credited to each such sub-account maintained in shares of Stock shall be appropriately adjusted by the Company, whose determination shall be conclusive.

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18.           Grandfathered and 409A Amounts.  For purposes of this Plan, with respect to any Participant, the terms (a) “Grandfathered Amount” shall mean the portion of such Participant’s Deferred Compensation Account (i) that is not subject to Section 409A of the Code, (ii) that relates to amounts deferred and vested prior to January 1, 2005 (including future earnings thereon), and (iii) with respect to which this Plan and such amounts have not been materially modified after October 3, 2004, and (b) “409A Amount” shall mean the portion of such Participant’s Deferred Compensation Account that is not a Grandfathered Amount.
19.           Effective Date.  This Plan, as amended and restated in its entirety as set forth herein, is effective as of October 24, 2007, and shall continue in existence until terminated pursuant to Section 11.  All Deferred Compensation Accounts established under the Plan as in effect prior to such effective date, all amounts credited to such accounts (and sub-accounts) as of such date, and (subject to changes made after such date in accordance with the Plan) all elections (including elections regarding the time and method of payment) and beneficiary designations made under the Plan prior to such date shall remain in effect after such effective date.
20.           Governing Law.  This Plan shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.
Executed as of the 6th day of November, 2007.

ROGERS CORPORATION
By:	/s/ Robert M. Soffer
Robert M. Soffer
Vice President and Secretary

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